Exhibit 99.2

PROXY

PROGRESSIVE FINANCIAL GROUP INC.

500 N. Main Street

Jamestown, Tennessee 38556

(931) 752-2265

SPECIAL MEETING OF SHAREHOLDERS

JANUARY 28, 2020

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ottis H. Phillips or Gary L. Hicks as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Progressive Financial Group Inc., which the undersigned is entitled to vote at the Special Meeting of shareholders to be held at the offices of Progressive Savings Bank, 500 N. Main Street, Jamestown, Tennessee 38556, on Tuesday, January 28, 2020, at 1:00 p.m. Central Time, or any adjournment thereof.

PROPOSAL 1. To consider and vote upon the merger proposal to approve the Agreement and Plan of Merger, dated as of October 29, 2019, which we refer to as the merger agreement, by and between Progressive Financial Group Inc. and SmartFinancial, Inc., which provides for the merger of Progressive Financial Group Inc. with and into SmartFinancial, Inc. with SmartFinancial, Inc. as the surviving company, which is referred to herein as the merger.

☐   FOR      ☐   AGAINST      ☐   ABSTAIN

PROPOSAL 2. To consider and vote upon a proposal to adjourn the special meeting, referred to herein as the Progressive Financial Group Inc. special meeting, to a later date or dates if the board of directors of Progressive Financial Group Inc. determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Progressive Financial Group Inc. special meeting to approve the merger.

☐   FOR      ☐   AGAINST      ☐   ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for Proposals 1 and 2.

PLEASE SIGN BELOW AND RETURN IN THE

ENCLOSED SELF-ADDRESSED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date:
Signature of Shareholder(s)

Date:
Signature of Joint Shareholder(s)